UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2022 (December 2, 2022)

HOWMET AEROSPACE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3610	25-0317820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 200
Pittsburgh, Pennsylvania	15212-5872
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations (412) 553-1950

Office of the Secretary (412) 553-1940

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HWM	New York Stock Exchange
$3.75 Cumulative Preferred Stock, par value $100 per share	HWM PR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2022, Howmet Aerospace Inc. (the “Company”) entered into a letter agreement (the “2022 Amendment”) with John C. Plant, its Executive Chairman and Chief Executive Officer, amending the letter agreement between the Company and Mr. Plant, dated as of February 24, 2020 (such letter agreement, as amended on June 9, 2020 and on October 14, 2021, the “Letter Agreement”) that governs Mr. Plant’s terms of employment with the Company.

Pursuant to the 2022 Amendment, Mr. Plant will, effective January 1, 2023 and continuing for the duration of his employment under the Letter Agreement, participate in the Company’s annual incentive plan applicable to senior executives generally, with a target annual bonus of 175% of his base salary.

In addition, under the 2022 Amendment, the Company will, on the date in 2024 (the “Grant Date”) that it grants equity compensation awards to other senior executives, and subject to Mr. Plant’s continued employment through such date, commence with an annual award of restricted stock units in respect of Company common stock. The 2024 grant will have a value of $14,100,000, with 40% of such award as time-vesting units (the “RSUs”) and 60% as performance-vesting units (the “PSUs”). The terms of the RSUs and PSUs shall be generally the same as those granted to Company senior executives on the Grant Date, including three-year cliff vesting of the RSUs, except that (x) the RSUs and PSUs will continue to vest upon a termination of Mr. Plant’s employment by the Company without cause or by Mr. Plant for good reason, (y) retirement eligibility is extended to nine months rather than six months after the Grant Date, and (z) the RSUs and PSUs will vest on a prorated basis upon Mr. Plant’s death or disability.

The 2022 Amendment further provides that, effective as of January 1, 2023, the existing severance provisions of the Letter Agreement will cease to apply and Mr. Plant will instead participate as a “Tier I Employee” in both the Company’s Executive Severance Plan and the Company’s Change in Control Severance Plan, with any termination of Mr. Plant’s employment for good reason by Mr. Plant under the Letter Agreement deemed a severance event for purposes of the applicable plan.

The foregoing description of the 2022 Amendment with Mr. Plant does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Letter Agreement, by and between Howmet Aerospace Inc. and John C. Plant, dated as of December 2, 2022.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWMET AEROSPACE INC.

Dated: December 8, 2022	By:	/s/ Lola F. Lin
	Name:	Lola F. Lin
	Title:	Executive Vice President, Chief Legal and Compliance Officer and Secretary